UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 9, 2017

LifeLock, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35671	56-2508977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 East Rio Salado Parkway, Suite 400

Tempe, Arizona 85281

(Address of principal executive offices, including zip code)

(480) 682-5100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

As previously disclosed, LifeLock, Inc. (the “Company”) is party to an Agreement and Plan of Merger, dated as of November 20, 2016 (the “Merger Agreement”) as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of January 16, 2017 (the “Amendment”), by and among the Company, Symantec Corporation, a Delaware corporation (“Parent”), and L1116 Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, on February 9, 2017 (the “Closing Date”), Merger Sub merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”).

Item 1.02 Termination of a Material Definitive Agreement

On the Closing Date, in connection with the Merger, the Company terminated its Credit Agreement, dated as of January 9, 2013, by and among LifeLock, Bank of America, N.A., as administrative agent, the guarantors from time to time party thereto, and the lenders from time to time party thereto, and repaid the obligations outstanding thereunder.

Effective as of February 8, 2017 and contingent upon the consummation of the Merger, the Company terminated each of the LifeLock, Inc. Amended and Restated 2006 Incentive Compensation Plan, the Lemon, Inc. 2008 Equity Incentive Plan, as amended, the LifeLock, Inc. 2012 Employee Stock Purchase Plan, and the LifeLock, Inc. 2012 Incentive Compensation Plan, which collectively are defined in the Merger Agreement as the Company Stock Plans.

Effective as of February 8, 2017 and contingent upon the consummation of the Merger, the Company terminated the LifeLock 401(k) Plan.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On the Closing Date, Parent completed the acquisition of the Company through the Merger. At the effective time of the Merger, each share of the Company’s common stock, par value $0.001 per share (the “Common Stock”) (other than shares of Common Stock (1) held by Parent, Merger Sub, the Company (including shares held in treasury) or their respective subsidiaries as of immediately prior to the effective time of the Merger or (2) held by stockholders who have properly and validly made a demand for appraisal under Delaware law in respect of such shares and have not withdrawn or otherwise lost such right to appraisal (the “Excluded Shares”)) was cancelled and converted into the right to receive $24.00 per share in cash (the “Per Share Amount”).

In addition, at the effective time of the Merger, subject to certain exceptions described in the Merger Agreement, unvested option awards and stock-based awards were converted into corresponding awards that are subject to shares of Parent common stock. Subject to the terms of the Merger Agreement, all shares of Common Stock underlying vested options and stock-based awards were converted into the right to receive the Per Share Amount (or, in the case of options, the difference between the Per Share Amount and the applicable exercise price), less any applicable tax withholdings.

The description of the Merger set forth above does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed by the Company as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on November 21, 2016, and the Amendment, which was filed by the Company as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on January 17, 2017, each of which is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introduction and under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

In connection with the closing of the Merger, the Company notified the New York Stock Exchange (“NYSE”) on the Closing Date that the Certificate of Merger had been filed with the State of Delaware and that, at the effective time of the Merger, each outstanding share of Common Stock (other than the Excluded Shares) was cancelled and converted into the right to receive the Per Share Amount subject to the terms of the Merger Agreement. The Company requested that the NYSE delist its Common Stock on the Closing Date, and as a result, trading of the Common Stock on the NYSE was suspended prior to the opening of the NYSE on the Closing Date. The Company also requested that the NYSE file a notification of removal from listing and registration on Form 25 with the SEC to effect the delisting of its Common

Stock from the NYSE and the deregistration of the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a Form 15 requesting the termination of registration of the Common Stock under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in the Introduction and under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01. Changes in Control of Company.

The information set forth under Item 2.01 is incorporated herein by reference.

As a result of the Merger, a change in control of the Company occurred and the Company became a wholly-owned subsidiary of Parent. The transaction resulted in the payment of approximately $2.3 billion in cash merger consideration.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors

Upon completion of the Merger, Scott Taylor and Eunice Kim, who constituted the Board of Directors of Merger Sub, became the directors of the Company, and each of the eight directors of the Company immediately prior to the effective time of the Merger, Roy Guthrie, Todd Davis, Hilary Schneider, Gary Briggs, David Cowan, Albert Pimentel, Thomas Ridge and Jaynie Miller Studenmund) resigned as directors of the Company immediately prior to the completion of the Merger and are no longer directors of the Company.

Officers

Hilary Schneider and Todd Davis terminated employment with the Company effective immediately following the completion of the Merger and became eligible to receive the separation benefits under their respective existing employment arrangements. Doug Jeffries resigned from his position as Chief Financial Officer and Chief Administrative Officer effective immediately following the completion of the Merger, but will remain at the Company in a transitional capacity for a defined period. Mr. Jeffries will be entitled to receive the separation benefits under his existing employment arrangement in connection with this transition. Immediately after the foregoing terminations and resignation, Scott Taylor was appointed President and Donald Blach was appointed Chief Financial Officer and Vice President, Tax.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the effective time of the Merger, the Company’s certificate of incorporation, as in effect immediately prior to the Merger, was amended and restated to be in a form substantially identical to the certificate of incorporation of Merger Sub, subject to the terms of the Merger Agreement (the “Amended and Restated Certificate of Incorporation”). In addition, at the effective time of the Merger, the Company’s bylaws, as in effect immediately prior to the Merger, were amended and restated to be in a form substantially identical to the bylaws of Merger Sub (the “Amended and Restated Bylaws”). Copies of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2 and are incorporated herein by reference.

Item 8.01. Other Events.

On the Closing Date, the Company and Parent issued a joint press release announcing the closing of the Merger. A copy of the press release is filed as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 20, 2016, by and among LifeLock, Inc., Symantec Corporation and L1116 Merger Sub, Inc., (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on November 21, 2016).

2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of January 16, 2017, by and among LifeLock, Inc., Symantec Corporation and L1116 Merger Sub, Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on January 17, 2017).

3.1	Amended and Restated Certificate of Incorporation of the Company.

3.2	Amended and Restated Bylaws of the Company.

99.1	Joint Press Release of the Company and Parent, dated February 9, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFELOCK, INC.

Date: February 9, 2017	By:	/s/ Scott C. Taylor
	Name:	Scott C. Taylor
	Title:	President

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 20, 2016, by and among LifeLock, Inc., Symantec Corporation and L1116 Merger Sub, Inc., (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on November 21, 2016).

2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of January 16, 2017, by and among LifeLock, Inc., Symantec Corporation and L1116 Merger Sub, Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on January 17, 2017).

3.1	Amended and Restated Certificate of Incorporation of the Company.

3.2	Amended and Restated Bylaws of the Company.

99.1	Joint Press Release of the Company and Parent, dated February 9, 2017.